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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-211716 and 333-211715 on Form S-8 and Registration Statement No. 333-144043 on Form S-3 of our reports dated February 15, 2017, relating to the consolidated financial statements and financial statement schedules of Huntsman Corporation and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Huntsman Corporation for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 15, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM